UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2010

IMPERIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33199	95-4596322
(State or other jurisdiction	(Commission File No.)	(IRS Employer
jurisdiction of incorporation)		Identification Number)

888 Prospect Street, Suite 300, La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (858) 551-0511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

9	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
9	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
9	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
9	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03  Bankruptcy or Receivership.

As previously disclosed, on December 18, 2009 (the “Petition Date”), Imperial Capital Bancorp, Inc. (“Imperial” or the “Company”) commenced a chapter 11 case by filing a voluntary petition under chapter 11 of the Bankruptcy Code.  As permitted by Bankruptcy Code sections 1107(a) and 1108, Imperial is continuing to operate its business as a debtor in possession. The trustee appointed in the Company’s Chapter 11 Case is Ms. Tiffany L. Carroll.

Imperial was a diversified bank holding company headquartered in La Jolla, California.  It owns 100% of the common stock of Imperial Capital Bank (the “Bank”), a California state chartered commercial bank that had approximately $4.4 billion in assets and nine retail branches.  On the Petition Date, the Federal Deposit Insurance Corp. (the “FDIC”) seized the Bank and entered into a purchase and assumption agreement with City National Bank.  The Bank had been in business for thirty-five years.

Prior to the FDIC’s seizure, Imperial and the Bank were primarily engaged in (i) originating and purchasing real estate loans secured by income producing properties for retention in their loan portfolio, (ii) originating entertainment finance loans, and (iii) accepting customer deposits through certificates of deposit, money market, passbook, and demand deposit accounts.

After the seizure of the Bank, Imperial commenced a chapter 11 case to protect its valuable assets and determine whether it can propose a confirmable reorganization plan by utilizing those assets and potential business opportunities.

Imperial’s common shares were currently trading on the Pink Sheets under the symbol “IMPC”.  There are a total of 5,248,760 common shares outstanding.

From September 2000 to December 2002, Imperial created five trusts (the “Trusts”) that issued preferred securities.  These five Trusts are Imperial’s largest creditors.  Specifically, the Trusts are ITLA Capital Statutory Trust I (“Trust I”), ITLA Capital Statutory Trust II (“Trust II”), ITLA Capital Statutory Trust III (“Trust III”), ITLA Capital Statutory Trust IV (“Trust IV”), and ITLA Capital Statutory Trust V (“Trust V”).

Trust I issued $14 million of 10.6% cumulative trust preferred securities in September 2000.  Five months later, in February 2001, Trust II issued $15 million of 10.2% cumulative trust preferred securities.  In October 2002, Trust III issued $20 million of variable rate cumulative trust preferred securities.  Finally, in December 2002, Trust IV issued $10 million of variable rate cumulative trust securities and Trust V issued $25 million of variable rate cumulative trust preferred securities.  In February 2009, the Federal Reserve Bank of San Francisco notified Imperial that it was prohibited from making any dividend payments on account of the securities issued by the Trusts.  As of the Petition Date, the total liquidation amount of trust preferred securities was approximately $86.6 million.

In an amended Schedules of Assets and Liabilities filed by Imperial with the bankruptcy court, Imperial has assets of approximately $40.4 million, including approximately $5.8 million currently on deposit in various bank assets, $4.9 million in cash surrender value from insurance policies and potential tax refunds of $26.8 million.  Liabilities are approximately $98.7 million, including $93.6 million in principal and deferred dividends owed to the Trusts.

In light of Imperial’s diminished financial resources and limited operating personnel, the Company expects that it will be unable for the foreseeable future to continue filing periodic reports complying with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), without unreasonable effort and expense because:

(i) the Company’s independent external auditors are unable to complete the year-end audit of the Company’s consolidated financial statements to enable the preparation of  its Annual Report on Form 10-K for the year ended December 31, 2009 and unaudited interim financial statements for subsequent quarterly periods; and

(ii) the Company lacks the available resources, qualified personnel and necessary records needed to complete such financial statements and filing of such periodic reports with the U.S. Securities and Exchange Commission.

As a result, during the period in which the Company is unable to file reports which comply with the requirements of the Exchange Act, the Company intends in lieu thereof to file copies of the monthly operating reports (each, a “Report”) which are required to be submitted to the Office of the United States Trustee (“OUST”) under cover of Current Reports on Form 8-K.

On January 22, 2010, the Company filed its unaudited Report for the period December 18, 2009 through December 31, 2009 and with the OUST as required by the OUST Guidelines.  On February 20, 2010, the Company filed its unaudited Report for the period January 1, 2010 through January 31, 2010 with the OUST as required by the OUST Guidelines.  On March 19, 2010, the Company filed its unaudited Report for the period February 1, 2010 through February 28, 2010 with the OUST as required by the OUST Guidelines.  A copy of each Report is attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K.

Each Report is limited in scope, covers a time period which is shorter or otherwise different from that which is required for reports filed pursuant to the Exchange Act, and has been prepared solely for the purpose of complying with reporting requirements of the Guidelines of the OUST, the Bankruptcy Court, and the Bankruptcy Code, 11 U.S.C. §§ 101 -1532 and therefore does not comply with the requirements of the Exchange Act.  The financial information contained in each Report is preliminary and unaudited and does not purport to show the financial statements of the Company in accordance with generally accepted accounting principals in the United States of America (“GAAP”) and, therefore, may exclude items required by GAAP.  The Company cautions readers not to place undue reliance on the Reports.  The Reports (i) may be subject to revision, (ii) are in a format required by the Bankruptcy Court, the OUST and the Bankruptcy Code and should not be used for investment purposes, and (iii) should not be viewed as indicative of future results.  Based upon the amount of the Company’s assets and liabilities at the Petition Date, it is believed that the Company’s equity securities will have no value and that any Chapter 11 plan approved by the Bankruptcy Court will not include distributions to the Company’s shareholders of cash or property of value.

This Current Report on Form 8-K includes certain statements which may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the Registrant believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  For forward-looking statements herein, the Registrant claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and other protections under the Federal securities laws.  The Registrant assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Limitation on Incorporation by Reference

The Report is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.  Registration statements and other documents filed with the Securities and Exchange Commission shall not incorporate the Report or any other information set forth in this Current Report on Form 8-K by reference, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Monthly Operating Report for the period December 18, 2009 to December 31, 2009.
99.2	Monthly Operating Report for the period January 1, 2010 to January 31, 2010.
99.3	Monthly Operating Report for the period February 1, 2010 to February 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL CAPITAL BANCORP, INC.

Date: March 26, 2010	By:	/s/ Anthony A. Rusnak
Anthony A. Rusnak
Chief Operating Officer, General Counsel
and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Monthly Operating Report for the period December 18, 2009 to December 31, 2009.
99.2	Monthly Operating Report for the period January 1, 2010 to January 31, 2010.
99.3	Monthly Operating Report for the period February 1, 2010 to February 28, 2010.